Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Emily Parenteau +1.215.299.6288
emily.parenteau@fmc.com
Investor Contact: Michael Wherley +1.215.299.6543
michael.wherley@fmc.com

FMC Corporation Announces Pierre Brondeau to Transition from Executive Chairman

PHILADELPHIA, February 9, 2021 — FMC Corporation (NYSE:FMC) today announced that Pierre Brondeau will transition from his role as executive chairman effective on April 27, 2021, immediately before the 2021 Annual Meeting. He will retire as an employee of the Company coincident with this transition. At the request of the Board of Directors, Mr. Brondeau has agreed to be re-nominated for election as a director of FMC. Assuming his re-election at the 2021 Annual Meeting, the Board intends that Mr. Brondeau will continue to serve as chairman of the Board as a non-employee director after April 27 for the remainder of his elected term.
This change follows the CEO transition from Mr. Brondeau to Mark Douglas that was announced in December 2019 and implemented on June 1, 2020. It is in line with the Board’s intention to have a governance structure that includes a non-employee chairman and an independent lead director to ensure strong and effective leadership.
About FMC
FMC Corporation, an agricultural sciences company, provides innovative solutions to growers around the world with a robust product portfolio fueled by a market-driven discovery and development pipeline in crop protection, plant health, and professional pest and turf management. This powerful combination of advanced technologies includes leading insect control products based on Rynaxypyr® and Cyazypyr® active ingredients; Authority®, Boral®, Centium®, Command® and Gamit® branded herbicides; Talstar® and Hero® branded insecticides; and flutriafol-based fungicides. The FMC portfolio also includes biologicals such as Quartzo® and Presence® bionematicides. FMC Corporation employs approximately 6,400 employees around the globe. To learn more, please visit www.fmc.com.

FMC, the FMC logo, Rynaxypyr, Cyazypyr, Authority, Boral, Centium, Command, Gamit, Talstar, Hero, Quartzo and Presence are trademarks of FMC Corporation or an affiliate. Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. Hero® insecticide is a restricted use pesticide in the United States.

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The Company’s investor relations website, located at https://investors.fmc.com, should be considered as a recognized channel of distribution, and the Company may periodically post important information to the website for investors, including information that the Company may wish to disclose publicly for purposes of complying with the federal securities laws. After April 27, 2021, this type of information will no longer be regularly provided by press release but will continue to be posted on the investor relations website.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the risk factors and other cautionary statements included within FMC’s 2019 Form 10-K filed with the SEC as well as other SEC filings and public communications. FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

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